Exhibit 10.16

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between CA-METRO PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and NUTANIX, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Intentionally Omitted); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); Exhibit F (Additional Provisions); and Exhibit G (Asbestos Notification.

1. BASIC LEASE INFORMATION.

1.1	Date:	April 23, 2014

1.2	Premises.

	1.2.1	“Building”:	181 Metro Drive, San Jose, California 95110, commonly known as 181 Metro Drive.

	1.2.2	“Premises”:	Subject to Section 2.1.1, 9,716 rentable square feet of space located on the 2nd floor of the Building and commonly known as Suite 280, the outline and location of which is set forth in Exhibit A. If the Premises include any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

	1.2.3	“Property”:	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

	1.2.4	“Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

1.3	Term

	1.3.1	Term:	The term of this Lease (the “Term”) shall begin on the Commencement Date and expire on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

	1.3.2	“Commencement Date”:	The earlier of (i) the first date on which Tenant conducts business in the Premises, or (ii) May 1, 2014. Landlord shall cause the Delivery Date (defined below) to occur within one (1) business day after the mutual execution and delivery hereof. As used herein, “Delivery Date” means the date on which Landlord tenders possession of the Premises to Tenant free from occupancy by any party. During any period beginning on the Delivery Date and ending on the date immediately preceding the Commencement Date, all of the terms and conditions hereof shall apply as if the Commencement Date had occurred; provided, however, that during such period Tenant shall not be required to pay Monthly Rent.

	1.3.3	“Expiration Date”:	April 30, 2019.

1.4	“Base Rent”:
	Period During Term	Annual Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent
	Commencement Date through last day of 12th full calendar month of Term	$30.00	$2.00	$24,290.00
	13th through 24th full calendar months of Term	$30.90	$2.58	$25,018.70
	25th through 36th full calendar months of Term	$31.83	$2.62	$25,771.69
	37th through 48th full calendar months of Term	$32.78	$2.73	$26,540.87
	49th full calendar month of Term through Expiration Date (i.e., April 30, 2019)	$33.77	$2.81	$27,342.44

Notwithstanding the foregoing, Base Rent shall be abated, in the amount of $24,290.00 per month, for the first two (2) full calendar months of the Term; provided, however, that if for any reason (other than a default by Landlord) this Lease is terminated before the Expiration Date, Tenant shall pay to Landlord, at or before such termination, the unamortized portion of such abated Base Rent (excluding, in the case of any such termination pursuant to Section 11, any such unamortized abated Base Rent that, in the absence of such termination, would have been amortized during the one-year period beginning on the date of the Casualty (defined in Section 11) resulting in such termination).

1.5	“Base Year” for Expenses:	Calendar year 2014.

	“Base Year” for Taxes:	Calendar year 2014.

1.6	“Tenant’s Share”:

2.2315% (based upon a total of 435,409 rentable square feet in the Building), subject to Section 2.1.1.

Notwithstanding any contrary provision hereof, for purposes of the definition of Tenant’s Share, the second sentence of Section 2.1.1, and Sections 2.2 and 4 “Building” means, collectively, the Related Buildings (defined below), and “Property” means, collectively, the Related Buildings, the parcel(s) of land upon which the Related Buildings are located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Related Buildings and the parcels of land upon which such parking facilities and improvements are located. As used herein, “Related Buildings” means, collectively, the three (3) buildings located at 25 Metro Drive, 101 Metro Drive, and 181 Metro Drive, in San Jose, California; provided, however, that, at Landlord’s option from time to time, any such building, other than the building(s) in which the Premises are located, may be removed from the Related Buildings (whether as a result of a sale or demolition of such building or otherwise) and any building owned by Landlord may be added to the Related Buildings (whether as a result of a purchase or development of such building or otherwise), in which event, effective as of the date of such removal or addition, Tenant’s Share, together with Expenses and Taxes for the Base Year, shall be recalculated accordingly.

1.7	“Permitted Use”:	General office and administrative use consistent with a first-class office building.

1.8	“Security Deposit”:	$27,342.44, as more particularly described in Section 21.

	Prepaid Base Rent:	$24,290.00, as more particularly described in Section 3.

1.9	Parking:	29 unreserved parking spaces, at the rate of $0.00 per space per month, as such rate may be adjusted from time to time to reflect Landlord’s then current rates.

Zero (0) reserved parking spaces, at the rate of $N/A per space per month.

1.10	Address of Tenant:	Nutanix, Inc.
1740 Technology Drive, Suite 150
San Jose, CA 95110

1.11	Address of Landlord:	CA-Metro Plaza Limited Partnership c/o Equity Office 2001 Gateway Place, Suite 350 San Jose, California 95110 Attention: Metro Plaza Property Manager

with copies to:

Equity Office 2655 Campus Drive San Mateo, CA 94403 Attn: Managing Counsel

and

Equity Office Two North Riverside Plaza Suite 2100 Chicago, IL 60606 Attn: Lease Administration

1.12	Broker(s):	Cresa Partners Bay Area, Inc., a California corporation (“Tenant’s Broker”), representing Tenant, and Colliers Parrish International, Inc., a California corporation (“Landlord’s Broker”), representing Landlord.

1.13	Building HVAC Hours and Holidays:	“Building HVAC Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other Comparable Buildings (defined in Section 25.10) (collectively, “Holidays”).

1.14	“Transfer Radius”:	None.

1.15	“Tenant Improvements”:	Defined in Exhibit B, if any.

1.16	“Guarantor”:	As of the date hereof, there is no Guarantor.

2. PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6; provided, however, that Landlord may from time to time re-measure the Premises and/or the Building in accordance with any generally accepted measurement standards selected by Landlord and adjust Tenant’s Share based on such re-measurement; provided further, however, that any such re-measurement shall not affect the amount of Base Rent payable for, the determination of Tenant’s Share with respect to, or the amount of any tenant allowance applicable to, the initial Term. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within five (5) days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2 Except as expressly provided herein, the Premises are accepted by Tenant in their configuration and condition existing on the date hereof, without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business. Landlord shall deliver the Premises to Tenant with the floors cleared of trash and swept and free from occupancy by any other party. The foregoing provisions of this Section 2.1.2 shall not limit Landlord’s obligations under Section 7 or Tenant’s rights under Section 6.3.

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3. RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, at the place Landlord may designate from time to time, in money of the United States of America that, at the time of payment, is legal tender for the payment of all obligations. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount; and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 12% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4. EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year. No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder. Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year (other than the Base Year and any preceding calendar year) in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord pays or incurs during the Base Year or any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all commercially reasonable insurance premiums and deductibles; (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) a management fee in the amount (which is hereby acknowledged to be reasonable) of 3% of gross annual receipts from the Building (excluding the management fee), together with other fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons to the extent engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, or (B) required under any Law (except to the extent that such Law was in effect and required such capital expenditure(s) before the date hereof); (xiii) the cost of tenant-relation programs reasonably established by Landlord; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

Notwithstanding the foregoing, Expenses shall not include:

(a) capital expenditures not described in clauses (xi) or (xii) above (in addition, (A) any capital expenditure shall be included in Expenses only if paid or incurred after the Base Year and shall be amortized (including actual or imputed interest on the amortized cost) over the lesser of (i) the useful life of the item purchased through such capital expenditure, as reasonably determined by Landlord, or (ii) the period of time that Landlord reasonably estimates will be required for any Expense savings resulting from such capital expenditure to equal such capital expenditure; provided, however, that any capital expenditure that is included in Expenses solely on the grounds that it is intended to reduce current or future Expenses shall be so amortized over the period of time described in the preceding clause (ii)); and (B) any capital expenditure that is incurred in the Base Year (and therefore is excluded from Expenses pursuant to the preceding clause (A)) shall not be included, on an amortized basis or otherwise, in Expenses for any Expense Year);

(b) depreciation;

(c) payments of mortgage or other non-operating debts of Landlord;

(d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds;

(e) except as provided in clause (xiii) above, costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants, and costs of constructing (as distinguished from repairing) tenant improvements for specific tenants;

(f) costs of selling, financing or refinancing the Building;

(g) fines, penalties or interest resulting from late payment of Taxes or Expenses;

(h) organizational expenses of creating or operating the entity that constitutes Landlord;

(i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases;

(j) reserves;

(k) costs of cleaning up Hazardous Materials, except for routine cleanup performed as part of the ordinary operation and maintenance of the Property, and costs resulting from the presence of Hazardous Materials at the Property in amounts or conditions that violate applicable Laws (as used herein, “Hazardous Materials” means any material now or hereafter defined or regulated by any Law or governmental authority as radioactive, toxic, hazardous, or waste, or a chemical known to the state of

California to cause cancer or reproductive toxicity, including (1) petroleum and any of its constituents or byproducts, (2) radioactive materials, (3) asbestos in any form or condition, and (4) materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§960l et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq.; the Clean Air Act, 42 U.S.C. §§7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; and The California Fish and Game Code.);

(l) insurance deductibles other than (a) earthquake insurance deductibles up to the amount (the “Annual Limit”) of 0.5% of the total insurable value of the Property per occurrence (provided, however, that, notwithstanding any contrary provision hereof, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Expenses for the applicable Expense Year, such excess may be included (up to the Annual Limit) in Expenses for the immediately succeeding Expense Year, and any portion of such excess that is not so included in Expenses for such immediately succeeding Expense Year may be included (up to the Annual Limit) in Expenses for the next succeeding Expense Year, and so on with respect to each succeeding Expense Year; provided further, however, that in no event shall the portions of such deductible that are included in Expenses for any one or more Expense Years exceed, in the aggregate, 5.0% of the total insurable value of the Property), and (b) any other insurance deductibles up to $50,000.00 per occurrence;

(m) any cost of repairing damage resulting from a Casualty (defined in Section 11), other than (i) any insurance deductible (subject to clause (1) above), and (ii) if such damage is not covered by Landlord’s insurance (as determined without regard to any deductible), any portion of such cost that does not exceed the maximum amount of the insurance deductible for such damage that would not have been excluded from Expenses under clause (1) above if such damage had been covered by Landlord’s insurance;

(n) costs of services or benefits made available to other tenants of the Building but not to Tenant;

(o) any cost of repairing damage resulting from a Taking (defined in Section 13);

(p) co-insurance payments;

(q) fines or penalties resulting from any violations of Law, negligence or willful misconduct of Landlord or its employees, agents or contractors; or

(r) costs of curing defects in design or original construction of the Property.

If, during any portion of the Base Year or any Expense Year, the Building is not 100% occupied (or a service provided by Landlord to Tenant is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such year shall be determined as if the Building had been 100% occupied (and all services provided by Landlord to Tenant had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during such portion of such year. Notwithstanding any contrary provision hereof, Expenses for the Base Year shall exclude (a) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure (defined in Section 25.2), boycotts, strikes, conservation surcharges, embargoes or shortages, and (b) at Landlord’s option, the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis; provided, however, that if (i) any amounts of a given type (as determined in good faith by Landlord) that would otherwise be included in Expenses for the Base Year are excluded from such Expenses pursuant to the preceding clause (a) or (b) (collectively, an “Excluded Base Year Amount”), and (ii) any amounts of the same type (as determined in good faith by Landlord) are incurred in, and would otherwise be included in Expenses for, any Expense Year, then such amounts incurred in such Expense Year shall be included in Expenses for such Expense Year only to the extent, if any, that they collectively exceed such Excluded Base Year Amount.

4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that arc paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; and (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes). Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses, and (iii) any items required to be paid or reimbursed by Tenant under Section 4.5. Notwithstanding the foregoing, if Landlord receives a “green building” credit against Taxes for any Expense Year as a result, in whole or in part, of Landlord’s incurrence of any amount(s) included in Expenses for any Expense Year(s) (for purposes of this sentence, collectively, the “Tenant-Paid Cost”), then, to the extent such credit is fairly attributable to the Tenant-Paid Cost, Taxes for such Expense Year shall be reduced by the lesser of (x) the amount of such credit, or (y) the Tenant-Paid Cost. If any assessment included in Taxes can be paid by Landlord in installments, such assessment shall not be included in Taxes in any calendar year in an amount exceeding that which would be included in Taxes in such calendar year if such assessment were paid in the maximum number of installments permitted by Law.

4.3 Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4 Calculation and Payment of Expense Excess and Tax Excess.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”) and Tax Excess (the “Estimated Tax Excess”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5 Charges for Which Tenant Is Directly Responsible. Notwithstanding any contrary provision hereof, Tenant, promptly upon demand, shall pay (or if paid by Landlord, reimburse Landlord for) each of the following to the extent levied against Landlord or Landlord’s property: (a) any tax based upon or measured by (i) the cost or value of Tenant’s trade fixtures, equipment, furniture or other personal property, or (ii) the cost or value of the Leasehold Improvements (defined in Section 7.1) to the extent such cost or value exceeds that of a Building-standard build-out, as determined by Landlord; (b) any rent tax, sales tax, service tax, transfer tax, value added tax, use tax, business tax, gross income tax, gross receipts tax, or other tax, assessment, fee, levy or charge measured solely by the square footage, Rent, services, tenant allowances or similar amounts, rights or obligations described or provided in or under this Lease; (c) any tax assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property; and (d) any tax assessed on this transaction or on any document to which Tenant is a party that creates an interest or estate in the Premises.

4.6 Books and Records. Within 60 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expense Excess and/or Tax Excess for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Statement. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. Notwithstanding any contrary provision hereof, Landlord shall not be required to deliver or make available to Tenant records relating to the Base Year, and Tenant may not object to Expenses or Taxes for the Base Year, other than in connection with the first review for an Expense Year performed by Tenant pursuant to this Section 4.6. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent then or next due hereunder, or pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5. USE; COMPLIANCE WITH LAWS.

5.1 Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or unreasonably annoys other occupants of the Project, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, (iii) any Supplemental Systems (defined below) serving the Premises, whether located inside or outside of the Premises, or (iv) the portions of Base Building Systems (defined below) located in the Premises; provided, however, that nothing in this sentence shall be deemed to require Tenant to make any change to any Common Area or the Base Building (other than portions of Base Building Systems located in the Premises). If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to

Landlord promptly after obtaining or delivering it. If a change to any Common Area or the Base Building (other than any portion of a Base Building System located in the Premises) becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement (defined in Section 10.2.2), the installation of any trade fixture, or any particular use of the Premises (as distinguished from general office use), then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 10% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties. As used herein, “Supplemental System” means any Unit (defined in Section 25.5), supplemental fire-suppression system, kitchen (including any hot water heater, dishwasher, garbage disposal, insta-hot dispenser, or plumbing), shower or similar facility, or any other system that would not customarily be considered part of the base building of a first-class multi-tenant office building. As used herein, “Base Building System” means any mechanical (including HVAC), electrical, plumbing or fire/life-safety system serving the Building, other than a Supplemental System. As used herein, “Base Building” means the structural portions of the Building, together with the Base Building Systems.

5.2 Landlord, at its expense (subject to Section 4), shall cause the Base Building and the Common Areas to comply with all Laws (including the Americans with Disabilities Act (“ADA”)) to the extent that (a) such compliance is necessary for Tenant to use the Premises for general office use in a normal and customary manner and for Tenant’s employees and visitors to have reasonably safe access to and from the Premises, or (b) Landlord’s failure to cause such compliance would impose liability upon Tenant under Law; provided, however, that Landlord shall not be required to cause such compliance to the extent non-compliance (x) is triggered by any matter that is Tenant’s responsibility under Section 5.1 or 7.3 or any other provision hereof, or (y) arises under any provision of the ADA other than Title III thereof. Notwithstanding the foregoing, Landlord may contest any alleged violation in good faith, including by applying for and obtaining a waiver or deferment of compliance, asserting any defense allowed by Law, and appealing any order or judgment to the extent permitted by Law; provided, however, that after exhausting any rights to contest or appeal, Landlord shall perform any work necessary to comply with any final order or judgment.

6. SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season during Building HVAC Hours, stubbed to the Premises; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays; (c) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service); and (f) access to the Building for Tenant and its employees, 24 hours per day/7 days per week, subject to the terms hereof and such security or monitoring systems as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards.

6.2 Above-Standard Use. Landlord shall provide HVAC service outside Building HVAC Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require. The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building Hours is $60.00 per hour, for a minimum of four (4) hours, subject to change from time to time. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3 Interruption. Subject to Section 11, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than three (3) consecutive business days after notice from Tenant to Landlord by a Service Interruption that (a) does not result from a Casualty (defined in Section 11), a Taking (defined in Section 13) or an Act of Tenant (defined in Section 10.1), and (b) can be corrected through Landlord’s reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 3-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible and not occupied by Tenant.

7. REPAIRS AND ALTERATIONS.

7.1 Repairs. Subject to Section 11, Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises, and keep the Premises in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease (the “Leasehold Improvements”), but excluding the Base Building; (b) any Supplemental Systems serving the Premises, whether located inside or outside of the Premises; and (c) all Lines (defined in Section 23) and trade fixtures. Notwithstanding the foregoing, if a Default (defined in Section 19.1) or an emergency exists, Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 10% of such cost. Landlord shall perform all maintenance and repairs to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas.

7.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facility or other system serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, provided that Landlord receives 10 business days’ prior notice, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting) or that (i) is reasonably estimated (together with any other Alterations performed without Landlord’s consent pursuant to this sentence during the 12-month period ending on the date of such notice) to cost less than $15,000.00; (ii) is not visible from outside the Premises; (iii) does not affect any system or structural component of the Building; and (iv) does not require work to be performed inside the walls or above the ceiling of the Premises. For any Alteration, (a) Tenant, before beginning work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 10% of the cost of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements.

7.3 Tenant Work. Before beginning any repair or Alteration or any work affecting Lines (collectively, “Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8. LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, Tenant, before the expiration or earlier termination hereof, at its expense, and except as otherwise notified by Landlord, shall remove any Tenant-Insured Improvements (other than any Unit, which shall be governed by Section 25.5), repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Insured Improvements. If Tenant fails to timely perform any work required to be performed by Tenant under the preceding sentence, Landlord may perform such work at Tenant’s expense. If, when it requests Landlord’s approval of any Tenant Improvements or Alterations, Tenant specifically requests that Landlord identify any such Tenant Improvements or Alterations that Landlord will require to be removed pursuant to this Section 8, Landlord shall do so when it provides such approval. Nothing herein shall be deemed to (a) transfer to Landlord ownership of any of Tenant’s trade fixtures, furniture, equipment or other personal property installed in the Premises (“Tenant’s Property”), or (b) prohibit Tenant from removing Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by its installation or removal.

9. LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within 10 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10. INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from any negligence, willful misconduct or breach of this Lease of or by Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees (each, an “Act of Tenant”), except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party. Landlord shall indemnify, defend, protect, and hold Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Tenant, the “Tenant Parties”) harmless from any Claim that is imposed or asserted by any third party and arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, except to the extent such Claim arises from an Act of Tenant.

10.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of at least $3,000,000 each occurrence and $4,000,000 annual aggregate.

10.2.2 Property Insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant pursuant to this Lease (“Tenant Insured Improvements”). Such insurance shall be written on a special cause of loss or all risk form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3 Workers’ Compensation statutory limits and Employers’ Liability limits of $1,000,000.

10.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement (or an excerpt from the policy) naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement (or an excerpt from the policy) designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement (or policy excerpt) shall be binding on Tenant’s insurance company.

10.4 Subrogation. Notwithstanding any contrary provision hereof (but subject to Section 11 hereof and Sections 4 and 8 of Exhibit D), each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by the waiving party’s property insurance, without regard to any negligence of any party so released. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of Comparable Buildings.

10.6 Landlord’s Insurance. Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Expenses: (a) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, a minimum combined single limit of at least $3,000,000.00; (b) Special Cause of Loss Insurance on the Building at replacement cost value as reasonably estimated by Landlord; (c) Worker’s Compensation insurance to the extent required by Law; and (d) Employers Liability Coverage to the extent required by Law.

11. CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 180 days after they are commenced, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies; (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; (iv) the damage occurs during the last 12 months of the Term; or (v) any owner, other than Landlord, of any damaged portion of the Project does not intend to repair such damage; provided, however, that (x) Landlord may not terminate this Lease pursuant to the preceding clauses (i), (ii), (iii) or (v) unless the Premises have been materially damaged or Landlord also exercises all rights it may have acquired as a result of the Casualty to terminate any other leases of space in the Building, and (y) Landlord may not terminate this Lease pursuant to the preceding clause (iv) unless the Premises have been materially damaged or Landlord also exercises all rights it may have acquired as a result of the Casualty to terminate any other leases of space in the Building that have less than 12 months remaining in their terms when the Casualty occurs. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises (other than trade fixtures) or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12. NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13. CONDEMNATION. If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 90 consecutive days, Landlord may terminate this Lease. If more than 15% of the rentable square footage of the Premises, or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, is Taken for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13 neither party may terminate this Lease as a result of a Taking. Tenant shall not assert, and hereby assigns to Landlord, any claim it may have for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any trade fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible or untenantable by, such Taking and not occupied by Tenant.

14. ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 15 business days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default. Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold its consent to a proposed Transfer if:

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 In the case of a proposed sublease, license or other occupancy agreement, the rent or occupancy fee charged by Tenant to the transferee during the term of such agreement, calculated using a present value analysis, is less than 75% of the rent being quoted by Landlord or its Affiliate (defined in Section 14.6) at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis; or

14.2.5 The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 3-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord withholds its consent in breach of this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer (other than a Permitted Transfer or a Change of Control), Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee, and (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment, within 10 days after Tenant receives the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within five (5) business days after Tenant receives the rent and other consideration described above.

14.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8), a sublease (including any expansion rights) of less than 75% of the rentable square footage of the then existing Premises, or a sublease for a term (including any extension options) of less than 75% of the balance of the Term remaining on the Contemplated Effective Date (excluding any unexercised extension options), or a Change of Control, Landlord, by notifying Tenant within 15 business days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date. If the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, the amount of any Security Deposit and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the portion of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.6 Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 50% of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) in Tenant by one or more parties that neither owned, nor are Affiliates (defined below) of one or more parties that owned, a Controlling Interest in Tenant immediately before such transaction(s). As used herein, “Controlling Interest” means control over an entity, other than control arising from the ownership of voting securities listed on a recognized securities exchange. As used herein, “control” means the direct or indirect power to direct the ordinary management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party. (Landlord acknowledges that, by operation of the definitions of “Transfer,” “Change of Control” and “Controlling Interest,” no stock of Tenant listed on a recognized securities exchange shall be deemed a Controlling Interest, and, therefore, no issuance of Tenant’s stock in an offering or sale on a recognized securities exchange shall be deemed a Change of Control or a Transfer.)

14.7 Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8 Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, (i) assign this Lease to (a) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets, or (ii) permit a Change of Control to occur (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer, Tenant notifies Landlord of the Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than Tenant’s Net Worth immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 50% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) except in the case of a Change of Control, the transferee is qualified to conduct business in the State of California; (v) in the case of a Change of Control, (A) Tenant is not a closely held professional service firm, and (B) Tenant’s Net Worth immediately after the Change of Control is not less than its Net Worth immediately before the Change of Control; and (vi) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14.

15. SURRENDER. Upon the expiration or earlier termination hereof, and subject to Sections 8 and 11 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear and repairs that arc Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16. HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to, or perform improvements for, a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17. SUBORDINATION; ESTOPPEL CERTIFICATES. This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within 10 business days after Landlord’s request, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

18. ENTRY BY LANDLORD. At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. Except in an emergency, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19. DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent (or deliver any Security Deposit, Letter of Credit, or similar credit enhancement required hereunder) when due unless such failure is cured within five (5) business days after notice from Landlord of such failure; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any breach by Tenant of any other provision hereof where such breach continues for 30 days after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice; or

19.1.3 Abandonment of the Premises by Tenant; or

19.1.4 Any breach by Tenant of Section 17 or 18 where such breach continues for more than two (2) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 25.3(c) or (d).

If Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent), and Landlord notifies Tenant of such breach, on three (3) separate occasions during any 12-month period, and if such breaches are collectively material, then Tenant’s subsequent breach of such provision shall be, at Landlord’s option, an incurable Default. To the extent the notice periods provided herein satisfy any notice periods provided by Law, Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including (but only to the extent reasonably attributable to the remaining Term) brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275, California Code of Civil Procedure §§ 1174(c) and 1179, and any existing or future tights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4 Landlord Default. Landlord shall not be in default hereunder unless it fails to begin within 30 days after notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any breach by Landlord of its obligations hereunder. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified.

20. LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the lesser of (i) Landlord’s interest in the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord); (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage. For purposes of this Section 20, “Landlord’s interest in the Building” shall include rents paid by tenants, insurance proceeds, condemnation proceeds, and proceeds from the sale of the Building (collectively, “Owner Proceeds”); provided, however, that Tenant shall not be entitled to recover Owner Proceeds from any Landlord Party (other than Landlord) or any other third party after they have been distributed or paid to such party; provided further, however, that nothing in this sentence shall diminish any right Tenant may have under Law, as a creditor of Landlord, to initiate or participate in an action to recover Owner Proceeds from a third party on the grounds that such third party obtained such Owner Proceeds when Landlord was, or could reasonably be expected to become, insolvent or in a transfer that was preferential or fraudulent as to Landlord’s creditors.

21. SECURITY DEPOSIT. Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof and either (i) such breach continues beyond any applicable notice and cure period, or (ii) this Lease expires or terminates, Landlord may, at its option, without limiting its remedies and without notice to Tenant, apply all or part of the Security Deposit to cure such breach and compensate Landlord for any loss or damage caused by such breach, including any damage for which recovery may be made under California Civil Code § 1951.2. If Landlord so applies any portion of the Security Deposit, Tenant, within three (3) days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 45 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) Landlord’s cure of any existing breach by Tenant of any provision hereof; provided, however, that if Landlord estimates in good faith that Tenant may be required to make a payment to Landlord under Section 4.4.1, Landlord may retain such unapplied portion of the Security Deposit, to the extent of the estimated amount of such payment, until the date occurring 45 days after determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22. RELOCATION. Landlord, at any time (but not more than once during the initial Term), after giving notice, may move Tenant to other space in the Building comparable in size, utility and configuration to the Premises. In such event, all terms hereof shall apply to the new space, except that Base Rent and (except to the extent of the percentage, if any, by which the rentable square footage of the building in which the new space is located is less than the rentable square footage of the Building) Tenant’s Share shall not increase as a result of such relocation. Landlord, at its expense, shall provide Tenant with tenant improvements in the new space at least equal in quality to those in the Premises. Landlord shall reimburse Tenant for Tenant’s reasonable moving, re-cabling and stationery-replacement costs. The parties shall execute a written agreement prepared by Landlord memorializing the relocation.

23. COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises installed by Tenant or any party claiming by, through or under Tenant. Landlord shall grant to Tenant such access to the risers and other Common Areas of the Building as may be necessary for Tenant to install, maintain and remove its Lines, subject to such reasonable rules and procedures as Landlord may impose from time to time.

24. PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9. Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi-governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord based on the number and type of parking spaces Tenant is entitled to use. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator,

(iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25. MISCELLANEOUS.

25.1 Notices. No notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) business days after the date the Notice is deposited in the U.S. mail or with a courier service as described above. No provision of this Lease requiring a particular Notice to be in writing shall limit the generality of clause (a) of the first sentence of this Section 25.1.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse (or extend any time period for the performance of) (i) any obligation to remit money or deliver credit enhancement, (ii) any obligation under Section 10 or 25.3, or (iii) any of Tenant’s obligations whose breach would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project or result in any liability on the part of any Landlord Party.

25.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy, (iii) suffered (A) the filing by creditors of an involuntary petition in bankruptcy that is not dismissed within 30 days, (B) the appointment of a receiver to take possession of all or substantially all of its assets, or (C) the attachment or other judicial seizure of all or substantially all of its assets, (iv) admitted in writing its inability to pay its debts as they come due, or (v) made an offer of settlement, extension or composition to its creditors generally; and (d) no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is, or at any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4 Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Such identifying suite signage shall be provided at Landlord’s expense; provided, however, that any changes to such signage made after its initial installation shall be at Tenant’s expense. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5 Supplemental HVAC. If the Premises are served by any supplemental HVAC unit (a “Unit”), then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as existed upon installation (or, if later, when Tenant took possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendations of such contractor, and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that, then upon Landlord’s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove the Unit and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant’s expense); (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8), and (ii) for purposes of Section 11, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building. The parties acknowledge that no Unit exists on the date hereof.

25.6 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in enforcing this Lease (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.7 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.8 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

25.10 Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives arc not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. As used herein in connection with insurance, the term “deductible” includes self-insured retention. Wherever this Lease prohibits either party from engaging in any particular conduct, this Lease shall be deemed also to require such party to cause each of its employees and agents (and, in the case of Tenant, each of its licensees, invitees and subtenants, and any other party claiming by, through or under Tenant) to refrain from engaging in such conduct. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings (“Comparable Buildings”) that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or arc being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.11 Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.12 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event (a) to the extent the transferee assumes in writing Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit), Landlord shall be released from, and Tenant shall look solely to the transferee for the performance of, such obligations; and (b) Tenant shall attorn to the transferee. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Property, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required to disclose to a prospective buyer, tenant or Security Holder under California Public Resources Code § 25402.10 or any similar Law. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or earlier termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination. This Lease may be executed in counterparts.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

CA-METRO PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C.,
a Delaware limited liability company, its general partner

	By:	/s/ Kenneth Young
		Name:	Kenneth Young
		Title:	Vice President - Leasing

TENANT:

NUTANIX, INC., a Delaware corporation

By:	/s/ David Freeman
Name:	David Freeman
Title:	VP Finance

EXHIBIT A

METRO PLAZA

OUTLINE OF PREMISES

Exhibit A

1

EXHIBIT B

METRO PLAZA

[Intentionally Omitted.]

Exhibit B

1

EXHIBIT C

METRO PLAZA

CONFIRMATION LETTER

                             , 20

To:

Re: Office Lease (the “Lease”), dated                             , 20        , between                                              , a                                 (“Landlord”), and                                              , a                                      (“Tenant”), concerning Suite                      on the                      floor of the building located at                                         ,                                      California.

Lease ID:

Business Unit Number:

Dear                                     ,

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Commencement Date is and the Expiration Date is .

2.	The exact number of rentable square feet within the Premises is square feet, subject to Section 2.1.1 of the Lease.

3.	Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is %, subject to Section 2.1.1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

,
a

By:
Name:
Title:

Agreed and Accepted as of , 20 .

“Tenant”:

,
a

By:
Name:
Title:

Exhibit C

1

EXHIBIT D

METRO PLAZA

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys arc lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

Exhibit D

1

9. Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or (other than by reasonable methods in order to hang customary lightweight office decorations such as pictures and whiteboards) drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not on Landlord’s list of approved providers of such services or otherwise reasonably approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11. Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials, any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law, or any inflammable, explosive or dangerous fluid or substance; provided, however, that Tenant may use, store and dispose of such substances in such amounts as are typically found in similar premises used for general office purposes provided that such use, storage and disposal does not damage any part of the Premises, Building or Project and is performed in a safe manner and in accordance with all Laws. Tenant shall comply with all Laws pertaining to and governing the use of such materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in or about the Premises, Building or Project.

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

17. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements.

Exhibit D

2

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work (a) shall be subject to Landlord’s prior consent; (b) shall not, in Landlord’s reasonable judgment, disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project; and (c) while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof, provided that no such modification or supplement shall materially reduce Tenant’s rights or materially increase Tenant’s obligations hereunder. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant. Notwithstanding the foregoing, no rule that is added to the initial Rules and Regulations shall be enforced against Tenant in a manner that unreasonably discriminates in favor of any other similarly situated tenant.

Exhibit D

3

EXHIBIT E

METRO PLAZA

JUDICIAL REFERENCE

IF THE JURY-WAIVER PROVISIONS OF SECTION 25.8 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter — except for copies ordered by the other parties — shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.6 of this Lease. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

1

EXHIBIT F

METRO PLAZA

ADDITIONAL PROVISIONS

1.	California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

2.	Asbestos Notification. Tenant acknowledges that it has received the asbestos notification letter attached to this Lease as Exhibit G, disclosing the existence of asbestos in the Building. Tenant agrees to comply with the California “Connelly Act” and other applicable laws, including by providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable laws.

2.	Ground Lease. Tenant acknowledges and agrees that Landlord leases the land underlying the Project pursuant to a ground lease (the “Ground Lease”) under which Landlord currently is the lessee and the lessor. Tenant agrees that in the event of any merger of the ground leasehold interest with fee ownership of the Premises or other termination of the Ground Lease relating to the Premises, this Lease shall not be terminated or destroyed by the application of the doctrine of merger and this Lease shall continue in full force and effect notwithstanding any such merger or other termination, subject to the terms of Section 17 of this Lease.

Exhibit F

1

EXHIBIT G

METRO PLAZA

ASBESTOS NOTIFICATION

Asbestos-containing materials (“ACMs”) were historically commonly used in the construction of commercial buildings across the country. ACMs were commonly used because of their beneficial qualities; ACMs are fire-resistant and provide good noise and temperature insulation.

Some common types of ACMs include surfacing materials (such as spray-on fireproofing, stucco, plaster and textured paint), flooring materials (such as vinyl floor tile and vinyl floor sheeting) and their associated mastics, carpet mastic, thermal system insulation (such as pipe or duct wrap, boiler wrap and cooling tower insulation), roofing materials, drywall, drywall joint tape and drywall joint compound, acoustic ceiling tiles, transite board, base cove and associated mastic, caulking, window glazing and fire doors. These materials are not required under law to be removed from any building (except prior to demolition and certain renovation projects). Moreover, ACMs generally are not thought to present a threat to human health unless they cause a release of asbestos fibers into the air, which does not typically occur unless (1) the ACMs are in a deteriorated condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities).

It is possible that some of the various types of ACMs noted above (or other types) are present at various locations in the Building. Anyone who finds any such materials in the building should assume them to contain asbestos unless those materials are properly tested and determined to be otherwise. In addition, Landlord has identified the presence of certain ACMs in the Building. For information about the specific types and locations of these identified ACMs, please contact the Building manager. The Building manager maintains records of the Building’s asbestos information including any Building asbestos surveys, sampling and abatement reports. This information is maintained as part of Landlord’s asbestos Operations and Maintenance Plan (“O&M Plan”).

The O&M Plan is designed to minimize the potential of any harmful asbestos exposure to any person in the building. Because Landlord is not a physician, scientist or industrial hygienist, Landlord has no special knowledge of the health impact of exposure to asbestos. Therefore, Landlord hired an independent environmental consulting firm to prepare the Building’s O&M Plan. The O&M Plan includes a schedule of actions to be taken in order to (1) maintain any building ACMs in good condition, and (2) to prevent any significant disturbance of such ACMs. Appropriate Landlord personnel receive regular periodic training on how to properly administer the O&M Plan.

The O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure. The O&M Plan describes those risks, in general, as follows: asbestos is not a significant health concern unless asbestos fibers are released and inhaled. If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases. However, measures taken to minimize exposure and consequently minimize the accumulation of fibers, can reduce the risk of adverse health effects.

The O&M Plan also describes a number of activities which should be avoided in order to prevent a release of asbestos fibers. In particular, some of the activities which may present a health risk (because those activities may cause an airborne release of asbestos fibers) include moving, drilling, boring or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs. In other words, the approval of Building management must be obtained prior to engaging in any such activities. Please contact the Building manager for more information in this regard. A copy of the written O&M Plan for the Building is located in the Building Management Office and, upon your request, will be made available to tenants to review and copy during regular business hours.

Because of the presence of ACM in the Building, Landlord is also providing the following warning, which is commonly known as a California Proposition 65 warning:

WARNING: This building contains asbestos, a chemical known to the State of California to cause cancer.

Please contact the Building manager with any questions regarding the contents of this Exhibit G.

Exhibit G

1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of March 23, 2015, by and between CA-METRO PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and NUTANIX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain lease dated April 23, 2014 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 9,716 rentable square feet (the “Existing Premises”) described as Suite 280 on the 2nd floor of the building commonly known as 181 Metro Drive located at 181 Metro Drive, San Jose, California 95110 (the “Building”).

B.	The parties wish to expand the Premises (defined in the Lease) to include additional space containing approximately 18,405 rentable square feet described as Suite 300 on the 3rd floor of the Building and shown on Exhibit A attached hereto (the “Expansion Space”), on the following terms and conditions.

C.	The Lease will expire by its terms on April 30, 2019 (the “Existing Expiration Date”), and the parties wish to reduce the term of the Lease on the following terms and conditions.

D.	The parties wish to amend the Lease in certain other respects on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion of Premises and Reduction of Term.

1.1	Effect of Expansion. Effective as of, and from and after the Expansion Effective Date (defined in Section 1.2 below), (a) the Premises shall be increased from 9,716 rentable square feet on the 2nd floor of the Building to 28,121 rentable square feet on the 2nd and 3rd floors of the Building by the addition of the Expansion Space, and (b) the Expansion Space shall be included in the Premises subject to all the terms and conditions of the Lease except as provided herein. The term of the Lease with respect to the Expansion Space (the “Expansion Term”) shall begin on the Expansion Effective Date and, unless sooner terminated in accordance with the Lease, end on the Modified Expiration Date (defined in Section 1.4 below). Except as may be expressly provided herein, Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises.

1.2

Expansion Effective Date. As used herein, “Expansion Effective Date” means the later of (a) the Expansion Delivery Date, or (b) the earlier of (i) the date on which Tenant first conducts business in the Expansion Space, or (ii) April 1, 2016. As used herein, “Expansion Delivery Date” means the date on which Landlord tenders possession of the Expansion Space to Tenant free from any possessory interest of or occupancy by any other party. Landlord shall cause the Expansion Delivery Date to occur promptly after (i) Landlord’s recovery of possession of the Expansion Space from the current tenant thereof (the “Current Suite 300 Tenant”) or its successor in interest (it being acknowledged that the Current Suite 300 Tenant’s lease of the Expansion Space (the “Current Suite 300 Lease”) is scheduled to expire on March 31, 2016, subject to an existing extension option), and (ii) the passage of such time as may be reasonably required for Landlord to put the Expansion Space into the condition required hereunder. If the Current Suite 300 Tenant does not surrender possession of the Expansion Space on or before March 31, 2016, Landlord shall use commercially reasonable efforts to recover such possession as soon thereafter as reasonably possible

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(including, if necessary in Landlord’s reasonable judgment, by commencing and pursuing an unlawful detainer action). During the period, if any, beginning on the Expansion Delivery Date and ending on the date immediately preceding the Expansion Effective Date, all provisions of this Amendment relating to the Expansion Space (including the provisions hereof giving Tenant the right to possess the Expansion Space) shall apply to the Expansion Space as if the Expansion Effective Date had occurred; provided, however, that during such period Tenant shall not conduct business in, or be required to pay Monthly Rent for, the Expansion Space. If the Expansion Effective Date is delayed, no expiration date under the Lease, whether for the Existing Premises or the Expansion Space, shall be similarly extended.

1.3	Confirmation Letter. At any time after the Expansion Effective Date, Landlord may deliver to Tenant a notice substantially in the form of Exhibit C attached hereto, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by written notice to Landlord, reasonably object to) such notice within five (5) days after receiving it.

1.4	Reduction of Term. The term of the Lease is hereby modified so that it shall expire on March 31, 2018 (the “Modified Expiration Date”).

1.5	Expansion Space Contingency. Notwithstanding any contrary provision hereof, if, in Landlord’s good faith judgment, the Current Suite 300 Tenant or its successor in interest validly exercises the Current Suite 300 Tenant’s existing option to extend the term of the Current Suite 300 Lease beyond March 31, 2016, then Landlord may terminate the Expansion Provisions (defined below) by notifying Tenant on or before August 31, 2015, in which event (a) the Expansion Provisions, but no other provisions hereof, shall be void ab initio and of no force or effect, and (b) Section 1.8 of the Lease, as amended by Section 3 below, shall be amended by reducing the amount of $89,495.08 to $30,921.17, and Landlord shall promptly return to Tenant any portion of the Security Deposit then held by Landlord in excess of $30,921.17. As used herein, “Expansion Provisions” means all provisions of this Amendment relating to the Expansion Space, including Recital B above, Sections 1.1, 1.2 and 1.3 above, Sections 2.2, 4, 5.2, 6.1.B and 8 below, and Exhibits A and C attached hereto. Notwithstanding any contrary provision hereof, Landlord shall not be required to disburse any portion of the Allowance (defined in Section 1.1 of Exhibit B) that is based upon the rentable square footage of the Expansion Space (i.e., the portion of the Allowance that is equal to $7.00 per rentable square foot of the Expansion Space) (x) before September 1, 2015, or (y) if the Expansion Provisions are terminated pursuant to this Section 1.5.

2.	Base Rent.

2.1	Existing Premises During Applicable Term. With respect to the Existing Premises during the period beginning on April 1, 2015 and ending on the Modified Expiration Date (the “Applicable Term”), the schedule of Base Rent shall be as follows:

Period of Applicable Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
4/1/15 — 3/31/16	$36.00	$29,148.00
4/1/16 — 3/31/17	$37.08	$30,022.44
4/1/17 — 3/31/18	$38.19	$30,921.17

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

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2.2	Expansion Space During Expansion Term. With respect to the Expansion Space during the Expansion Term, the schedule of Base Rent shall be as follows:

Period During Expansion Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
Expansion Effective Date through 3/31/17	$37.08	$56,871.45
4/1/17 — 3/31/18	$38.19	$58,573.91

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.	Additional Security Deposit. Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $62,152.64, which shall be added to and become part of the Security Deposit held by Landlord pursuant to Section 1.8 of the Lease, subject to Section 1.5 above. Accordingly, simultaneously with the execution hereof, and subject to Section 1.5 above, Section 1.8 of the Lease shall be amended in its entirety to read as follows:

“1.8. “Security Deposit”: $89,495.08, as more particularly described in Section 21.”

4.	Tenant’s Share for Expansion Space. With respect to the Expansion Space during the Expansion Term, Tenant’s Share shall be 4.2271%.

5.	Expenses and Taxes.

5.1	Existing Premises During Applicable Term. With respect to the Existing Premises during the Applicable Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Existing Premises during the Applicable Term, the Base Year for Expenses and Taxes shall be 2015.

5.2	Expansion Space During Expansion Term. With respect to the Expansion Space during the Expansion Term. Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that, with respect to the Expansion Space during the Expansion Term, the Base Year for Expenses and Taxes shall be 2015.

6.	Improvements to Existing Premises and Expansion Space.

6.1	Configuration and Condition of Existing Premises and Expansion Space.

A.	Generally. Tenant acknowledges that it is in possession of the Existing Premises and that it has inspected the Expansion Space and agrees to accept each such space in its existing configuration and condition (or, subject to Section 6.1.B below, in such other configuration or condition as any existing tenant thereof may cause to exist in accordance with its lease, and subject to normal wear and tear), without any representation by Landlord regarding its configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Amendment; provided, however, that subject to Section 8.4 below, Landlord shall deliver the Expansion Space to Tenant in vacant and broom-clean condition.

B.

Expansion Space. If Tenant provides to Landlord, at least 75 days before the Expansion Delivery Date, written notice identifying any leasehold improvements in the Expansion Space that Tenant does not wish to be removed before the Expansion Delivery Date, then (i) Landlord shall use commercially reasonable efforts to waive any rights it may have under the Current Suite 300 Lease to require the Current Suite 300 Tenant to perform such removal; and (ii) if any such improvement is not so removed, then, for all purposes under the Lease, such improvement shall be deemed a Tenant-Insured Improvement as to which Landlord has timely notified Tenant, pursuant to Section 8 of the Lease, that its removal shall be required pursuant to such Section 8. Landlord shall use commercially reasonable efforts, subject to the rights of the Current Suite

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300 Tenant under the Current Suite 300 Lease, to schedule and perform, at least 90 days before the Expansion Delivery Date, a walk-through of the Expansion Space during which representatives of Landlord and Tenant may identify any leasehold improvements in the Expansion Space that (a) Landlord may have the right, under the Current Suite 300 Lease, to require the Current Suite 300 Tenant to remove, and (b) Tenant wishes not to be so removed.

6.2	Responsibility for Improvements to Existing Premises and Expansion Space. Tenant shall be entitled to perform improvements to the Existing Premises and the Expansion Space, and to receive an allowance from Landlord for such improvements, in accordance with Exhibit B attached hereto.

7.	Extension Option.

7.1	Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the term of the Lease for one (1) additional period of three (3) years beginning on the Modified Expiration Date and ending on the 3rd anniversary of the Modified Expiration Date (the “Extension Term”), if:

(a)	not less than 12 and not more than 15 full calendar months before the Modified Expiration Date. Tenant delivers written notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 7.5 below) rate for the Extension Term;

(b)	no Default exists when Tenant delivers the Extension Notice;

(c)	no part of the Premises is sublet (other than to an Affiliate of Tenant) when Tenant delivers the Extension Notice; and

(d)	the Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

7.2	Terms Applicable to Extension Term.

A.	During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.	During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease; provided, however, that during the Extension Term the Base Year for Expenses and Taxes shall be calendar year 2018.

7.3	Procedure for Determining Prevailing Market.

A.	Initial Procedure. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in the Extension Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 7.3.B below shall apply.

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B.	Dispute Resolution Procedure.

1.	If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select a broker or agent (an “Agent”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each Agent so selected shall be licensed as a real estate broker or agent and in good standing with the California Department of Real Estate, and shall have had at least five (5) years’ experience within the previous 10 years as a commercial real estate broker or agent working in San Jose, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building.

2.	If each party selects an Agent in accordance with Section 7.3.B.1 above, the parties shall cause their respective Agents to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such Agents shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Agents fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the Agents to select a third Agent meeting the above criteria (and if the Agents fail to agree upon such third Agent within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third Agent). Promptly upon selection of such third Agent, the parties shall instruct such Agent (or, if only one of the parties has selected an Agent within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such Agent) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such Agent (the “Final Agent”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Final Agent believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Agent and of any experts retained by the Final Agent. Any fees of any other broker, agent, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such broker, agent, counsel or expert.

C.	Adjustment. If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in effect during the last month ending on or before the expiration date of the Lease until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under the Lease, as amended hereby.

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7.4	Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 7.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the term of the Lease, the expiration date of the Lease, and other appropriate terms in accordance with this Section 7, and Tenant shall execute and return (or provide Landlord with reasonable objections to) the Extension Amendment within 15 business days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 7.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

7.5	Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the San Jose, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

8.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

8.1	Parking. Effective as of the Expansion Effective Date, the first sentence of Section 1.9 of the Lease shall be amended by increasing the number of unreserved parking spaces set forth therein by the number obtained by (i) multiplying the rentable square footage of the Expansion Space by the ratio of three (3) parking spaces divided by 1,000 rentable square feet, and (ii) rounding to the nearest whole number.

8.2	California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Expansion Space has not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

8.3	Signs. For the avoidance of doubt, effective as of the Expansion Effective Date, Landlord, in accordance with Section 25.4 of the Lease, shall (a) include a reference to the Expansion Space in any tenant directory located in the lobby on the first floor of the Building, and (b) provide identifying suite signage for the Expansion Space.

8.4	Certain Personal Property and Equipment. Notwithstanding any contrary provision of this Amendment or the Lease, any communications or computer wires or cables that are located in or serve the Expansion Space on the date hereof and remain in place on the Expansion Delivery Date shall be deemed, from and after the Expansion Delivery Date, to have been installed by Tenant, provided that on the Expansion Delivery Date such communications and computer wires and cables are (i) in substantially the same locations, configuration and condition as on the date hereof (subject to normal wear and tear), and (ii) uncut and otherwise re-useable by a new tenant.

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8.5	Landlord’s Right to Re-Measure. Notwithstanding any contrary provision of the Lease, no re-measurement of the Premises and/or the Building by Landlord shall affect the amount of Base Rent payable for, the determination of Tenant’s Share with respect to, or the amount of any tenant allowance applicable to, the Applicable Term or the Expansion Term.

9.	Miscellaneous.

9.1	This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

9.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

9.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

9.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

9.5	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

9.6	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers (other than Cresa Partners Bay Area, Inc., a California corporation) claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

9.7	Landlord represents and warrants to Tenant that (a) no Security Agreement exists on the date hereof, and (b) Landlord has obtained any consent that Landlord is required to obtain from any prospective purchaser of the Property under any pending purchase and sale agreement to which Landlord is a party.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-METRO PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C.,
a Delaware limited liability company, its general partner

	By:	/s/ Eric T. Luhrs
	Name:	Eric T. Luhrs
	Title:	SVP

TENANT:

NUTANIX INC., a Delaware corporation

By:	/s/ DM Williams
Name:	DM Williams
Title:	CFO

EXHIBIT A

OUTLINE AND LOCATION OF EXPANSION SPACE

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EXHIBIT B

WORK LETTER

As used in this Exhibit A (this “Work Letter”), the following terms shall have the following meanings:

(i)	“Premises” means the Existing Premises and the Expansion Space;

(ii)	“Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter; and

(iii)	“Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1 ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of the sum of (i) $11.00 per rentable square foot of the Existing Premises, plus (ii) $7.00 per rentable square foot of the Expansion Space (subject to Section 1.5 of this Amendment), to be applied toward the Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding any contrary provision of this Amendment, (a) if Tenant fails to use a portion of the Allowance equal to at least $11.00 per rentable square foot of the Existing Premises by March 31, 2016, then, to the extent that $11.00 per rentable square foot of the Existing Premises exceeds the aggregate amount of the Allowance that has been used by Tenant (if any), the unused portion of the Allowance shall revert to Landlord and Tenant shall have no further rights with respect thereto; and (b) if Tenant fails, within six (6) months after the Expansion Delivery Date, to use any remaining portion of the Allowance that has not reverted to Landlord pursuant to the preceding clause (a), the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement of Allowance.

1.2.1 Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of Tenant’s architect and engineers, if any, and any Review Fees (defined in Section 2.3 below); (b) [Intentionally Omitted]; (c) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (d) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (e) the cost of any change to the base, shell or core of the Premises or Building required by Tenant’s plans and specifications (the “Plans”) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (f) the cost of any change to the Plans or the Tenant Improvement Work required by Law; (g) the Coordination Fee (defined in Section 2.3 below); (h) sales and use taxes; and (i) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

1.2.2 Disbursement. Subject to the terms hereof (including Section 1.5 of this Amendment), Landlord shall make monthly disbursements of the Allowance for Allowance Items as follows:

1.2.2.1. Monthly Disbursements. Not more frequently than once per calendar month, Tenant may deliver to Landlord: (i) a request for payment of Tenant’s contractor, approved by Tenant, in AIA G-702/G-703 format or another format reasonably requested by Landlord, showing the schedule of values, by trade, of percentage of completion of the Tenant Improvement Work, detailing the portion of the work completed and the portion not completed (which approved request shall be deemed Tenant’s approval and acceptance of the work and materials described therein); (ii) copies of all third-party contracts (including change

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orders) pursuant to which Allowance Items have been incurred (collectively, the “Tenant Improvement Contracts”); (iii) copies of invoices for all labor and materials provided to the Premises and covered by such request for payment; (iv) executed conditional mechanic’s lien releases from all parties who have provided such labor or materials to the Premises (along with executed unconditional mechanic’s lien releases for any prior payments made pursuant to this paragraph) satisfying California Civil Code §§ 8132 and/or 8134, as applicable; and (v) all other information reasonably requested by Landlord. Subject to the terms hereof, within 30 days after receiving such materials, Landlord shall deliver a check to Tenant, payable to Tenant (or, at Tenant’s request, to its contractor), in the amount requested by Tenant pursuant to the preceding sentence, less a 10% retention with respect to all hard costs (as distinguished from architectural, engineering and permitting costs) except to the extent that such 10% retention has already been reflected in such request for payment (the aggregate amount of such retentions, whether withheld by Landlord or reflected in such requests for payment, shall be referred to in this Work Letter as the “Final Retention”), or (b) the amount of any remaining portion of the Allowance (not including the Final Retention). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work or materials described in Tenant’s payment request.

1.2.2.2. Final Retention. Subject to the terms hereof, Landlord shall deliver to Tenant a check for the Final Retention, together with any other undisbursed portion of the Allowance required to pay for the Allowance Items, within 30 days after the latest of (a) the completion of the Tenant Improvement Work in accordance with the approved plans and specifications; (b) Landlord’s receipt of (i) copies of all Tenant Improvement Contracts; (ii) copies of invoices for all labor and materials provided to the Premises; (iii) executed unconditional mechanic’s lien releases satisfying California Civil Code § 8134 for all prior payments made pursuant to Section 1.2.2.1 above (to the extent not previously provided to Landlord), together with executed unconditional final mechanic’s lien releases satisfying California Civil Code § 8138 for all labor and materials provided to the Premises subject to the Final Retention; (iv) a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Tenant Improvement Work has been substantially completed; (v) evidence that all governmental approvals required for Tenant to legally occupy the Premises have been obtained; and (vi) any other information reasonably requested by Landlord; (c) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, it’ requested by Landlord); or (d) Tenant’s compliance with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors. Landlord’s payment of the Final Retention shall not be deemed Landlord’s approval or acceptance of the Tenant Improvement Work.

2 MISCELLANEOUS.

2.1 Applicable Lease Provisions. Without limitation, the Tenant Improvement Work shall be subject to Sections 7.2, 7.3 and 8 of the Lease; provided, however, that no “coordination fee” shall be charged in connection with the Tenant Improvement Work pursuant to Section 7.2 of the Lease.

2.2 Plans and Specifications. Landlord shall provide Tenant with notice approving or disapproving any proposed plans and specifications for the Tenant Improvement Work within the Required Period (defined below) after the later of Landlord’s receipt thereof from Tenant or the mutual execution and delivery of this Amendment. As used herein, “Required Period” means (a) 15 business days in the case of construction drawings, and (b) 10 business days in the case of any other plans and specifications (including a space plan). Any such notice of disapproval shall describe with reasonable specificity the basis for Landlord’s disapproval and the changes that would be necessary to resolve Landlord’s objections.

2.3 Review Fees; Coordination Fee. Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third party consultants (“Review Fees”). In consideration of Landlord’s coordination of the Tenant Improvement Work, Tenant shall pay Landlord a fee (the “Coordination Fee”) in an amount equal to 2% of the cost of the Tenant Improvement Work.

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2.4 Tenant Default. Notwithstanding any contrary provision of this Amendment, if Tenant defaults under this Amendment before the Tenant Improvement Work is completed, then (a) Landlord’s obligations under this Work Letter shall be excused, and Landlord may cause Tenant’s contractor to cease performance of the Tenant Improvement Work, until such default is cured, and (b) Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.

2.5 Other. This Work Letter shall not apply to any space other than the Premises.

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EXHIBIT C

NOTICE OF LEASE TERM DATES

                             , 20

To:

Re:                     Amendment (the “Amendment”), dated                             , 20        , to a lease agreement dated                     , 20        , between                                     , a                                 (“Landlord”), and                                                  , a                         (“Tenant”), concerning Suite              on the                 floor of the building located at                                                       California (the “Expansion Space”).

Lease ID:

Business Unit Number:

Dear                                     ,

In accordance with the Amendment, Tenant accepts possession of the Expansion Space and confirms that the Expansion Effective Date is                         , 20        .

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, under Section 1.3 of the Amendment, Tenant is required to execute and return (or reasonably object in writing to) this letter within five (5) days after receiving it.

“Landlord”:

,
a

By:
Name:
Title:

Agreed and Accepted as
of , 20 .

“Tenant”:

,
a

By:
Name:
Title:

1

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is made and entered into as of January 28, 2016, by and between HUDSON METRO PLAZA, LLC, a Delaware limited liability company (“Landlord”), and NUTANIX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to CA-Metro Plaza Limited Partnership, a Delaware limited partnership) and Tenant are parties to that certain office lease dated April 23, 2014, as previously amended by that certain First Amendment dated March 23, 2015 (“First Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 9,716 rentable square feet described as Suite No. 280 on the second floor (the “Existing Premises”) and 18,405 rentable square feet described as Suite 300 on the third floor (the “Expansion Space”) of the building commonly known as 181 Metro Drive located at 181 Metro Drive, San Jose, California 95110 (the “Building”).

B.	Landlord and Tenant mutually desire to accelerate the Expansion Effective Date (as defined in the First Amendment) with respect to the Expansion Space on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Acceleration of Expansion Effective Date. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended as follows:

1.1	Effective as of the date hereof, but subject to satisfaction of the Contingency set forth in Section 2.2 below, Section 1.2 of the First Amendment is hereby amended and restated in its entirety as follows:

“As used herein, “Expansion Effective Date” means the later of (a) the Expansion Delivery Date, or (b) the earlier of (i) the date on which Tenant first conducts business in the Expansion Space, or (ii) February 1, 2016. As used herein, “Expansion Delivery Date” means the date on which Landlord tenders possession of the Expansion Space to Tenant free from any possessory interest of or occupancy by any other party. Landlord shall cause the Expansion Delivery Date to occur promptly after (i) Landlord’s recovery of possession of the Expansion Space from the current tenant thereof (the “Current Suite 300 Tenant”) or its successor in interest (it being acknowledged that the Current Suite 300 Tenant’s lease of the Expansion Space (the “Current Suite 300 Lease”) is scheduled to expire on January 31, 2016), and (ii) the passage of such time as may be reasonably required for Landlord to put the Expansion Space into the condition required hereunder. If the Current Suite 300 Tenant does not surrender possession of the Expansion Space on or before January 31, 2016, Landlord shall use commercially reasonable efforts to recover such possession as soon thereafter as reasonably possible (including, if necessary in Landlord’s reasonable judgment, by commencing and pursuing an unlawful detainer action). During the period, if any, beginning on the Expansion Delivery Date and ending on the date immediately preceding the Expansion Effective Date, all provisions of this Amendment relating to the Expansion Space (including

1

the provisions hereof giving Tenant the right to possess the Expansion Space) shall apply to the Expansion Space as if the Expansion Effective Date had occurred; provided, however, that during such period Tenant shall not conduct business in, or be required to pay Monthly Rent for, the Expansion Space. If the Expansion Effective Date is delayed, no expiration date under the Lease, whether for the Existing Premises or the Expansion Space, shall be similarly extended.”

1.2	Section 1.5 of the First Amendment (entitled “Expansion Space Contingency”) is hereby deleted.

1.3	Section 6.1.B of the First Amendment is hereby deleted in its entirety. Landlord shall use commercially reasonable efforts to waive any rights it may have under the Current Suite 300 Lease to cause removal of any Unit, any communications or computer wires and cables serving the Premises serving the Expansion Space (“Existing Lines”), or any racks in the server room of the Expansion Space (“Existing Racks”), in each as the same exist as of the date of this Amendment, provided that any Existing Lines shall be subject to Section 8.4 of the First Amendment (and further provided that the phrase “as on the date hereof” in clause (ii) of Section 8.4 of the First Amendment shall instead refer to the date of this Amendment). Any Existing Racks shall be deemed Tenant-Insured Improvements.

2.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

2.1	Landlord’s Notice Address. Landlord’s address for notices set forth in Section 1.11 of the Lease is hereby deleted and replaced with:

Hudson Metro Plaza, LLC

c/o Hudson Pacific Properties

2001 Gateway Place, Suite 350W

San Jose, California 95110

Attn: Building Manager

with copies to:

Hudson Metro Plaza, LLC

c/o Hudson Pacific Properties

950 Tower Lane, Suite 1800

Foster City, California 94404

Attn: Managing Counsel

and

Hudson Metro Plaza, LLC

c/o Hudson Pacific Properties

11601 Wilshire Boulevard, Suite 900

Los Angeles, California 90025

Attn: Lease Administration

2.2

Contingency. Notwithstanding any contrary provision hereof, if for any reason Landlord and the Current Suite 300 Tenant fail to mutually execute and deliver the Required Agreement (defined below) on or before the Contingency Date (defined below), Landlord may terminate

2

this Amendment by notifying Tenant at any time prior to the Accelerated Expansion Date. Upon any such termination, this Amendment shall have no further force or effect. As used herein, “Required Agreement” means a fully executed amendment between Landlord, as landlord, and the Current Suite 300 Tenant, as tenant, accelerating the expiration date of the Current Suite 300 Lease from March 31, 2016 to January 31, 2016. As used herein, “Contingency Date” means the date occurring three (3) business days after the date of mutual execution and delivery of this Amendment by Landlord and Tenant.

2.3	California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

3.	Miscellaneous.

3.1	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

3.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

3.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

3.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

3.5	Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

3.6	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

[SIGNATURES ARE ON FOLLOWING PAGE]

3

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HUDSON METRO PLAZA, LLC,
a Delaware limited liability company

By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

	By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

		By:	/S/Arthur X. Suazo
		Name:	Arthur X. Suazo
		Title:	Executive Vice President

TENANT:

NUTANIX, INC.,
A Delaware corporation

By:	/S/ Duston Williams
Name:	Duston Williams
Title:	CFO

4

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Third Amendment”) is made and entered into as of July 28, 2016, by and between HUDSON METRO PLAZA, LLC, a Delaware limited liability company (“Landlord”), and NUTANIX, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to CA-Metro Plaza Limited Partnership, a Delaware limited partnership) and Tenant are parties to that certain lease dated April 23, 2014 (the “Original Lease”), as previously amended by that certain First Amendment dated March 23, 2015 (“First Amendment”) and by that certain Second Amendment dated January 28, 2016 (“Second Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing a total of approximately 28,121 rentable square feet (the “Premises”) comprised of approximately 9,716 rentable square feet described as Suite No. 280 located on the second (2nd) floor and approximately 18,405 rentable square feet described as Suite No. 300 located on the third (3rd) floor of the building commonly known as 181 Metro Drive located at 181 Metro Drive, San Jose, California 95110 (the “Building”).

B.	The Lease will expire by its terms on March 31, 2018 (the “Existing Expiration Date”), and the parties wish to extend the term of the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Extension. The term of the Lease is hereby extended through March 31, 2021 (the “Extended Expiration Date”). The portion of the term of the Lease beginning on the date immediately following the Existing Expiration Date (the “Extension Date”) and ending on the Extended Expiration Date shall be referred to herein as the “Extended Term”.

2.	Base Rent. During the Extended Term, the schedule of Base Rent shall be as follows:

Period of Extended Term	Annual Rate Per Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent
4/1/2018 – 3/31/2019	$39.36	$92,236.88
4/1/2019 – 3/31/2020	$40.54	$95,003.99
4/1/2020 – 3/31/2021	$41.76	$97,854.11

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

3.	Additional Security Deposit. No additional security deposit shall be required in connection with this Third Amendment (except as provided in Section 7.4 below).

4.	Expenses and Taxes. During the Extended Term, Tenant shall pay for Tenant’s Share of Expenses and Taxes in accordance with the terms of the Lease; provided, however, that during the Extended Term, the Base Year for Expenses and Taxes shall be 2018.

5.	Improvements to Premises.

5.1	Configuration and Condition of Premises. Tenant acknowledges that it is in possession of the Premises and agrees to accept them “as is” without any representation by Landlord regarding their configuration or condition and without any obligation on the part of Landlord to perform or pay for any alteration or improvement, except as may be otherwise expressly provided in this Third Amendment.

5.2	Responsibility for Improvements to Premises. Tenant shall be entitled to perform improvements to the Premises, and to receive an allowance from Landlord for such improvements, in accordance with the Work Letter attached hereto as Exhibit A.

5.3	Package HVAC Units. In the event Tenant desires to utilize any existing dedicated heating, ventilation and air conditioning units (“Package Units”) within the Premises, or installs, as part of the Tenant Improvement Work or as an Alteration, new Package Units within the Premises, the plans and specifications for any Package Units shall be subject to Landlord’s reasonable approval. If Tenant elects to utilize or install Package Units within the Premises, Tenant shall also install, at Tenant’s sole cost and expense, separate meters or at Landlord’s option, sub-meters, in order to measure the amount of electricity furnished to such Package Units and Tenant shall be responsible for Landlord’s actual cost of supplying electricity to such units as reflected by such meters or sub-meters, which amounts shall be payable on a monthly basis as Additional Rent. Tenant shall be responsible for maintenance and repair of the Package Units pursuant to Section 25.5 of the Lease and such units may be subject to removal by Tenant upon the expiration or earlier termination of the Lease pursuant to Section 25.5 of the Lease.

6.	Extension Option. Tenant shall retain the right to further extend the term of the Lease for one (1) additional period of three (3) years under the terms and conditions of Section 7 of the First Amendment, provided (a) all references in such Section 7 to the “Modified Expiration Date” shall mean and refer to the “Extended Expiration Date” referenced in Section 1 above, and (b) the reference to “2018” in the last clause of Section 7.2.(B) of the First Amendment shall be modified to “2021”.

7.	Right of First Offer.

7.1	Grant of Option; Conditions.

A.	Subject to the terms of this Section 7, Tenant shall have a right of first offer (“Right of First Offer”) with respect to each of the following suites (and with respect to each portion of each such suite) (each such suite or portion thereof, a “Potential Offering Space”): (i) the 9,244 rentable square feet known as Suite No. 450 on the 4th floor of the Building shown on the demising plan attached to this Third Amendment as Exhibit B-1 (ii) the 12,611 rentable square feet known as Suite No. 400 on the 4th floor of the Building shown on the demising plan attached to this Third Amendment as Exhibit B-1, (iii) the 3,668 rentable square feet known as Suite No. 410 on the 4th floor of the Building shown on the demising plan attached to this Third Amendment as Exhibit B-1, and (iv) the 45,284 rentable square feet known as Suite Nos. 600 and 700 on the 6th and 7th floors of the Building shown on the demising plan attached to this Third Amendment as Exhibit B-2. Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord, subject to the terms of this Section 7, shall provide Tenant with a written notice (for purposes of this Section 7, an “Advice”) advising Tenant of the material terms on which Landlord is prepared to lease such Potential Offering Space (sometimes referred to herein as an “Offering Space”) to Tenant, which terms shall be consistent with Section 7.2 below. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not leased to a third party as of the date of mutual execution and delivery of this Third Amendment, such Potential Offering Space shall be deemed to become Available when Landlord has located a prospective tenant that may be interested in leasing such Potential Offering Space; and (ii) if such Potential Offering Space is leased to a third party as of the date of mutual execution and delivery of this Third Amendment, such Potential Offering Space shall be deemed to become Available when Landlord has determined that such third-party tenant, and any occupant of such Potential Offering Space claiming under such third-party tenant, will (1) with respect to Suites 450, 400 and 410, not exercise any existing rights to extend or renew the term of its lease that are memorialized in such tenant’s existing lease document as of the date of mutual execution and delivery of this Third Amendment, and (2) with respect to Suites 600 and 700, not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space whether or not such extension or renewal is pursuant to the formal exercise of an existing right to extend or renew. Upon receiving an Advice, Tenant may lease the Offering Space, in its entirety only, under the terms set forth in the Advice, by delivering to Landlord a written notice of exercise (for purposes of this Section 7, a “Notice of Exercise”) within five (5) days after receiving the Advice.

B.	If Tenant receives an Advice but does not deliver a Notice of Exercise within the period of time required under Section 7.1.A above, Landlord may lease the

Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

C.	Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice if any of the following conditions exists when Landlord would otherwise deliver the Advice; and (ii) if Tenant receives an Advice from Landlord, Tenant shall not be entitled to lease the Offering Space based on such Advice if any of the following conditions exists:

(1)	a Default exists;

(2)	all or any portion of the Premises is sublet (other than to an Affiliate of Tenant); or

(3)	the Lease has been assigned (other than pursuant to a Permitted Transfer).

If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice, or Tenant, after receiving an Advice, is not entitled to lease the Offering Space based on such Advice, then Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

7.2	Terms for Offering Space.

A.	The term for the Offering Space shall be coterminous with the term for the balance of the Premises.

B.	The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease.

C.	Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the provisions of the Advice. The Advice shall reflect the Prevailing Market (defined in Section 7.5 of the First Amendment) rate for the Offering Space as determined in Landlord’s reasonable judgment.

D.	Except as may be otherwise provided in the Advice, (i) the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its configuration and condition existing on the earlier of the date Tenant takes possession of the Offering Space or the commencement date for the Offering Space; and (ii) if Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space and any obligation of Landlord to tender possession of, permit entry to, or perform alterations to the Offering Space shall be deferred until after Landlord has obtained possession of the Offering Space.

7.3	Termination of Right of First Offer.

A.	Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice after the date occurring twelve (12) months before the expiration of the Extended Term (the “Initial Cutoff Date”) unless Tenant has previously validly exercised, or continues to have the right to exercise, its Extension Option under Section 6 above; (ii) Tenant shall not be entitled to exercise its Right of First Offer after the Initial Cutoff Date unless Tenant has previously validly exercised, or then validly exercises, its Extension Option pursuant to Section 6 above; and (iii) if the term of the Lease is extended pursuant to Section 6 above, then Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, after the date occurring 12 months before the expiration of the Extension Term.

B.

Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, with respect to any Potential Offering Space after the date, if any, on which Landlord becomes entitled to lease such Potential Offering Space to a third party under Section 7.1.B or 7.1.C above.

7.4	Offering Amendment. If Tenant validly exercises its Right of First Offer, Landlord, within a reasonable period of time thereafter, shall prepare and deliver to Tenant an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Share, and other appropriate terms in accordance with this Section 7. Tenant hereby acknowledges that in addition to other terms and conditions to be contained in the Offering Amendment, the Offering Amendment shall provide for an increase in the Security Deposit under the Lease, which increase shall be equal to the amount of the last month’s Base Rent for the applicable Offering Space, and such increase shall be paid by Tenant to Landlord concurrently with Tenant’s execution and delivery of the Offering Amendment. Tenant shall execute and return the Offering Amendment to Landlord within 15 days after receiving it, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

7.5	Subordination. Notwithstanding any contrary provision hereof, Tenant’s Right of First Offer shall be subject and subordinate to the written, contractual expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Project existing on the date hereof. In addition, if Landlord, as permitted under Section 7.1.B or 7.1.C above, leases any Potential Offering Space to a third party on terms including a right of first offer, right of first refusal, expansion option or other expansion right with respect to any other Potential Offering Space (and if, in the case of any such lease permitted under Section 7.1.B above, such expansion right was disclosed in the Advice received by Tenant), then Tenant’s Right of First Offer with respect to such other Potential Offering Space shall be subject and subordinate to such expansion right in favor of such third party.

8.	California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

9.	Elevator Lobby Signage. Tenant, at Tenant’s sole cost and expense, shall have the right to one (1) sign in the elevator lobby of any floor of the Building which is 100% leased and occupied by Tenant (“Tenant’s Full Floor Signage”). Upon the expiration of the term, or other earlier termination of the Lease, as amended hereby, Tenant shall, at Tenant’s sole costs and expense, remove Tenant’s Full Floor Signage, and repair and restore the Building to its original condition, normal wear and tear excepted. In addition, Landlord shall continue to provide Tenant with the signage described in Section 25.4 of the Lease with respect to any portion of the Premises located on a multi-tenant floor.

10.	Surrender. Except as required under Section 23 of the Original Lease (regarding removal of Lines) and except as required under Section 25.5 of the Original Lease and Section 5.3 above (regarding Units and Package Units) and except for Tenant’s obligation to remove Tenant’s Full Floor Signage under Section 9 above, upon the expiration or earlier termination of the Lease, as amended hereby, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as exists as of the date of this Third Amendment, except for reasonable wear and tear, casualty, condemnation and repairs that are Landlord’s express responsibility hereunder. Notwithstanding the foregoing, in the event Alterations have been installed by Tenant in the Premises as of the date of this Third Amendment which were not approved by Landlord, Tenant shall remove such non-approved Alterations upon the expiration or earlier termination of the Lease and repair any damage associated with such removal. From and after the date of this Third Amendment, Landlord shall, concurrently with Landlord’s approval of any further tenant improvement or alteration work (including, without limitation, any Tenant Improvement Work to be installed by Tenant in accordance with the Work Letter attached hereto as Exhibit A), inform Tenant in writing of any items that will be required to be removed upon the expiration or earlier termination of the Lease, as amended hereby, and Landlord’s failure to so inform Tenant concurrently with Landlord’s approval of such alterations shall be deemed to be a waiver of Landlord’s right to cause such Alterations to be removed at the expiration or earlier termination of the Lease, as amended.

11.	Miscellaneous.

11.1	This Third Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Third Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Third Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Third Amendment.

11.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

11.3	In the case of any inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control.

11.4	Submission of this Third Amendment by Landlord is not an offer to enter into this Third Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Third Amendment until Landlord has executed and delivered it to Tenant.

11.5	Capitalized terms used but not defined in this Third Amendment shall have the meanings given in the Lease.

11.6	Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers, other than Savills Studley, claiming to have represented Tenant in connection with this Third Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Third Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Third Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

11.7	Landlord represents and warrants to Tenant that (a) to Landlord’s actual knowledge, without any duty of inquiry, no Security Agreement which is secured by the Building exists on the date hereof, and (b) Landlord has obtained any consent that Landlord is required to obtain from any prospective purchaser of the Property under any pending purchase and sale agreement to which Landlord is a party. Tenant acknowledges and agrees that Landlord leases the land underlying the Project pursuant to a ground lease (the “Ground Lease”) under which Landlord currently is the lessee and the lessor. Tenant agrees that in the event of any merger of the ground leasehold interest with fee ownership of the Premises or other termination of the Ground Lease relating to the Premises, the Lease (as amended) shall not be terminated or destroyed by the application of the doctrine of merger and the Lease (as amended) shall continue in full force and effect notwithstanding any such merger or other termination.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment as of the day and year first above written.

LANDLORD:

HUDSON METRO PLAZA, LLC a Delaware limited liability company

By:	Hudson Pacific Properties, L.P., a Maryland limited partnership, its sole member

	By:	Hudson Pacific Properties, Inc., a Maryland corporation, its general partner

		By:	/s/ Mark T. Lammas
		Name:	Mark T. Lammas
		Title:	Chief Operating Officer, Chief Financial Officer & Treasurer

TENANT:

NUTANIX, INC., a Delaware corporation,

By:	/s/ Duston Williams
Name:	Duston Williams
Title:	CFO

EXHIBIT A

WORK LETTER

As used in this Exhibit A (this “Work Letter”), the following terms shall have the following meanings:

(i)	“Tenant Improvements” means all improvements to be constructed in the Premises or the Common Areas, as applicable, pursuant to this Work Letter. Any proposed improvements to the Common Areas shall be in conformance with the Building-standard specifications and finishes for the Common Areas and shall be subject to Landlord’s review and approval under Section 2.2 of this Work Letter below;

(ii)	“Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements;

(iii)	“law” means Law; and

(iv)	“Agreement” means the amendment of which this Work Letter is a part.

1.	ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $10.00 per rentable square foot of the Premises to be applied toward the Allowance Items (defined in Section 1.2 below). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance by March 31, 2019, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement of Allowance.

1.2.1 Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of Tenant’s architect and engineers, if any, and any Review Fees (defined in Section 2.3 below); (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by Tenant’s plans and specifications (the “Plans”) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or the Tenant Improvement Work required by law; (f) the Coordination Fee (defined in Section 2.3 below); (g) sales and use taxes; and (h) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

1.2.2 Disbursement. Subject to the terms hereof, Landlord shall make monthly disbursements of the Allowance for Allowance Items as follows:

1.2.2.1 Monthly Disbursements. Not more frequently than once per calendar month, Tenant may deliver to Landlord: (i) a request for payment of Tenant’s contractor, approved by Tenant, in AIA G-702/G-703 format or another format reasonably requested by Landlord, showing the schedule of values, by trade, of percentage of completion of the Tenant Improvement Work, detailing the portion of the work completed and the portion not completed (which approved request shall be deemed Tenant’s approval and acceptance of the work and materials described therein); (ii) copies of all third-party contracts (including change orders) pursuant to which Allowance Items have been incurred (collectively, the “Tenant Improvement Contracts”); (iii) copies of invoices for all labor and materials provided to the Premises and covered by such request for payment; (iv) executed conditional mechanic’s lien releases from all parties who have provided such labor or materials to the Premises (along with executed unconditional mechanic’s lien releases for any prior payments made pursuant to this paragraph) satisfying California Civil Code §§ 8132 and/or 8134, as applicable; and (v) all other information reasonably requested by Landlord. Subject to the terms hereof, within 30 days after receiving such materials, Landlord shall deliver a check to Tenant, payable to Tenant in the amount requested by Tenant pursuant to the preceding sentence, less a 10% retention with respect to all hard costs (as distinguished

EXHIBIT A

from architectural, engineering and permitting costs) except to the extent that such 10% retention has already been reflected in such request for payment (the aggregate amount of such retentions, whether withheld by Landlord or reflected in such requests for payment, shall be referred to in this Work Letter as the “Final Retention”), or (b) the amount of any remaining portion of the Allowance (not including the Final Retention). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work or materials described in Tenant’s payment request.

1.2.2.2 Final Retention. Subject to the terms hereof, Landlord shall deliver to Tenant a check for the Final Retention, together with any other undisbursed portion of the Allowance required to pay for the Allowance Items, within 30 days after the latest of (a) the completion of the Tenant Improvement Work in accordance with the approved plans and specifications; (b) Landlord’s receipt of (i) copies of all Tenant Improvement Contracts; (ii) copies of invoices for all labor and materials provided to the Premises; (iii) executed unconditional mechanic’s lien releases satisfying California Civil Code § 8134 for all prior payments made pursuant to Section 1.2.2.1 above (to the extent not previously provided to Landlord), together with executed unconditional final mechanic’s lien releases satisfying California Civil Code § 8138 for all labor and materials provided to the Premises subject to the Final Retention; (iv) a certificate from Tenant’s architect, in a form reasonably acceptable to Landlord, certifying that the Tenant Improvement Work has been substantially completed; (v) evidence that all governmental approvals required for Tenant to legally occupy the Premises have been obtained; and (vi) any other information reasonably requested by Landlord; (c) Tenant’s delivery to Landlord of “as built” drawings (in CAD format, if requested by Landlord); or (d) Tenant’s compliance with Landlord’s standard “close-out” requirements regarding city approvals, closeout tasks, Tenant’s contractor, financial close-out matters, and Tenant’s vendors. Landlord’s payment of the Final Retention shall not be deemed Landlord’s approval or acceptance of the work or materials described in Tenant’s payment requests.

2.	MISCELLANEOUS.

2.1 Applicable Lease Provisions. Without limitation, the Tenant Improvement Work shall be subject to Sections 7.2, 7.3 and 8 of the Lease; provided, however the “coordination fee” to be charged in connection with the Tenant Improvement Work shall be as specified in Section 2.3 below.

2.2 Plans and Specifications. Landlord shall provide Tenant with notice approving or disapproving any proposed plans and specifications for the Tenant Improvement Work within the Required Period (defined below) after the later of Landlord’s receipt thereof from Tenant or the mutual execution and delivery of this Agreement. As used herein, “Required Period” means (a) 15 business days in the case of construction drawings, and (b) 10 business days in the case of any other plans and specifications (including a space plan). Any such notice of disapproval shall describe with reasonable specificity the basis for Landlord’s disapproval and the changes that would be necessary to resolve Landlord’s objections.

2.3 Review Fees; Coordination Fee. Tenant shall reimburse Landlord, upon demand, for any fees reasonably incurred by Landlord for review of the Plans by Landlord’s third party consultants (“Review Fees”). In consideration of Landlord’s coordination of the Tenant Improvement Work, Tenant shall pay Landlord a fee (the “Coordination Fee”) in an amount equal to 3% of the cost of the Tenant Improvement Work. Notwithstanding the foregoing, in the event Tenant retains Landlord’s preferred contractor to construct the Tenant Improvement Work, the Coordination Fee shall be reduced to 1.5% of the cost of the Tenant Improvement Work.

2.4 Tenant Default. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed, then (a) Landlord’s obligations under this Work Letter shall be excused, and Landlord may cause Tenant’s contractor to cease performance of the Tenant Improvement Work, until such default is cured, and (b) Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work.

2.5 Other. This Work Letter shall not apply to any space other than the Premises.

EXHIBIT A

EXHIBIT “B-1”

POTENTIAL OFFERING SPACE

4TH FLOOR

[GRAPHIC]

EXHIBIT “B-1”

EXHIBIT “B-2”

POTENTIAL OFFERING SPACE

6TH & 7TH Floors

[GRAPHIC]

[GRAPHIC]

EXHIBIT “B-2”